Exhibit 10.1

AMENDMENT TO PROMISSORY NOTE

This amendment to Promissory Note (this “Amendment”) is made as of April 12, 2002 (the “Effective Date”) by and between Riverstone Networks, Inc., with its principal place of business at 5200 Great America Parkway, Santa Clara, CA 95054 and its affiliates (“Riverstone”) and Romulus Pereira (“Executive”).

Riverstone and Executive entered into the Promissory Note on April 12, 2000 (the “Original Note”) and have agreed to amend the Original Note as set forth herein. For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual obligations set forth below, Riverstone and Executive hereby agree as follows. All capitalized terms not defined herein shall have the meanings assigned to them in the Original Note.

1.  The last sentence of the first paragraph of the Original Note shall be amended to read as follows:

“The outstanding principal amount of this Note shall be payable three (3) years from the above stated date to Riverstone Networks, Inc. at 5200 Great America Parkway, Santa Clara, California 95054.”

2.  The last paragraph of the Original Note shall be amended to read as follows:

“This Note, and all rights, powers, remedies and obligations arising from this Note, shall be construed according to and governed by the laws of the State of California.”

3.  Other than set forth above, the Original Note shall remain in full force and effect.

4.  This Amendment and the Original Note constitute the entire agreement between Riverstone and Executive relating to their subject matter and supersede all prior or contemporaneous representations, discussions, negotiations and agreements, whether written or oral, relating to their subject matter. This Agreement may be amended or modified only by a writing that is signed by duly authorized representatives of both parties.

IN WITNESS WHEREOF, the parties have executed this Amendment by their duly authorized officers or representatives, and delivered as of the Effective Date.

RIVERSTONE NETWORKS, INC.	ROMULUS PEREIRA

/s/ ROBERT STANTON	/s/ ROMULUS PEREIRA
Robert Stanton Executive Vice President of Finance and Chief Financial Officer	Romulus Pereira

Date: May 16, 2002	Date: May 22, 2002